ARMOUR RESIDENTIAL REIT, Inc. Company Update September 9, 2015

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures 2 Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for ARMOUR’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of ARMOUR. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED.

ARMOUR Monthly Metrics

Report Date [1]	6/19/2015	7/13/2015	8/11/2015	9/9/2015
Common Stock Price	$23.36	$23.12	$22.10	$20.68
Estimated Book Value Range[3]	$31.80-$31.88	$31.24 - $31.32	$31.25-$31.33	$30.26-$30.34
Common Shares Outstanding	43,772,953	43,783,895	43,771,987	43,511,793
Preferred A Shares Outstanding	2,180,572	2,180,572	2,180,572	2,180,572
Preferred B Shares Outstanding	5,650,000	5,650,000	5,650,000	5,650,000
Asset Balance Sheet Duration	4.60	4.76	4.58	4.59
Hedge Balance Sheet Duration	-3.97	-3.96	-3.95	-3.92
Net Balance Sheet Duration	0.63	0.81	0.63	0.66
Leverage[2]	8.1	8.0	7.9	8.1
Rates DV01	973,000	1,220,000	971,000	1,018,000
Spread DV01	8,217,000	8,170,000	8,254,000	8,237,000
FNCL 3.5 Price	103.20	102.73	103.78	103.89
FNCI 3.0 Price	103.70	103.36	103.69	103.92
10 Yr Treasury Yield	2.34%	2.40%	2.16%	2.18%
5 Year OIS Swap Rate	1.53%	1.54%	1.48%	1.34%
10 Year OIS Swap Rate	2.17%	2.24%	2.02%	1.97%

Quarter	Asset Yield	Cost of Funds	Net Interest Margin
Q1 2014	3.20	1.37	1.82
Q2 2014	2.85	1.40	1.46
Q3 2014	2.68	1.25	1.43
Q4 2014	2.71	1.44	1.27
Q1 2015	2.72	1.52	1.20
Q2 2015	2.61	1.24	1.36

(1) Some of the data may be based on information preceding the date of the report (i.e., closing prices).
(2) Leverage does not include TBA dollar rolls and is based on the most recent audited financial statements available in the 10Q/10K at the time of the report.
(3) A portion of $0.33 dividend payable has been subtracted from the book value range based on accrual throughout the month.

ARMOUR RESIDENTIAL REIT

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ARMOUR Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.armourreit.com. • Premium amortization is expensed monthly as it occurs. No yield smoothing.(2) • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and separate Lead Independent Director. Transparency and Governance 4 ARMOUR REIT Manager and Fee Structure • ARMOUR REIT is externally managed by ARMOUR Capital Management LP. • Accretive fee structure: effective fee percentage declines as equity increases. Common Stock Dividend Policy Capitalization • 43,511,793 shares of common stock outstanding (NYSE: “ARR”).(1) • 2,180,572 shares of Series A Preferred Stock outstanding (NYSE: “ARR PrA”). • 5,650,000 shares of Series B Preferred Stock outstanding (NYSE: “ARR PrB”). • Estimated book value of common stock of $1.3 billion. • Preferred stock par value of $195.8 million • ARMOUR pays common stock dividends monthly. • Dividends are announced based on estimates of core and taxable REIT income. Information as of 9/8/2015. (1) Share count data is as of 9/8/2015 close. (2) Due to the prepayment lockout feature of our Agency multifamily securities, premium is amortized using a level yield methodology.

ARMOUR Balance Sheet Targets ARMOUR invests in Agency mortgage securities. Net balance sheet weighted average duration target of 1.5 or less. • 4.59 gross asset duration. • -3.92 hedge duration. • 0.66 net balance sheet duration. Hedge a minimum of 40% of assets and funding rate risk. • $12.4 billion in hedges (swaps). • 79.6% of assets hedged (38.7% with current paying swaps). • 96.7% of repurchase agreements hedged (47.0% with current paying swaps). Hold 40% of unlevered equity in cash between prepayment periods. • $830.6 million in total liquidity. • $416.2 million in true cash. • $227.0 million in unlevered securities. • $187.5 million in short term Agency P&I. Long term debt to equity target of 8x - 9x. • $12.8 billion in net REPO borrowings. • 8.1x Q2 2015 shareholders’ equity (not including TBA dollar rolls). 5 Assets Duration Hedging Liquidity Leverage Information as of 9/8/2015.

ARMOUR Portfolio Strategy and Investment Methodology

Management has a focused and disciplined approach to evaluating assets for inclusion in the ARMOUR portfolio. ARMOUR employs a strong bias toward a 'buy and hold' strategy rather than a 'trading' strategy. ARMOUR will strategically sell assets when it believes market conditions warrant.

- **Diversify Broadly**
  - Diversification limits idiosyncratic pool risk.
  - Over 1300 cusips.
- **Highly Liquid Assets**
  - Purchase those Agency securities that are highly liquid (easily traded and priced).
  - ARMOUR purchases "pass-through" securities.
  - No collateralized mortgage obligations ("CMOs").
- **Diversified Sources**
  - Source assets through a mix of direct purchases from:
    - Originators.
    - Dealer inventories.
    - Institutional investors.
- **Loan Analysis – Inelasticity vs. Elasticity**
  - Credit work on non-credit assets.
  - Original and current loan balance.
  - Year of origination.
  - Originating company, third-party originators.
  - Loan seasoning.
  - Principal amortization schedule.
  - Original loan-to-value ratio.
  - Geography.
  - 76.7% of our 15yr MBS are between 85K – 175K loan balances.
- **Pool Analysis**
  - Prepayment history.
  - Prepayment expectations.
  - Premium over par.
  - "Hedgability."
  - Liquidity.

ARMOUR RESIDENTIAL REIT

Information as of 9/8/2015.

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ARMOUR Portfolio and Derivatives Overview

Agency Asset Class	% of Total ARR Portfolio	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration Using Current Values
ARMs & Hybrids	0.8%	$ 125.7	104.5%	104.9%	2.65/3.19	1.14
Agency Multifamily Ballooning in 120 Months or Less	16.0%	$ 2,486.6	102.3%	102.4%	3.04/4.11	7.55
Fixed Rates Maturing in 120 Months or Less	0.5%	$ 78.2	104.3%	106.3%	4.03/4.40	2.84
Fixed Rates Maturing Between 121 and 180 Months	34.1%	$ 5,314.5	104.7%	105.4%	3.34/3.83	3.73
Fixed Rates Maturing Between 181 and 240 Months	28.2%	$ 4,395.6	106.0%	105.8%	3.64/4.15	3.65
Fixed Rates Maturing Between 241 and 360 Months	9.7%	$ 1,514.0	106.0%	106.3%	3.88/4.36	5.06
FNCL 3.5 TBA	10.6%	$ 1,656.3	103.1%	103.5%	3.50/4.10	4.68
Total or Weighted Average	**100.0%**	**$ 15,570.9**	**104.6%**	**104.9%**	**3.45/4.05**	**4.52**

	Duration Contribution to Balance Sheet (1)
Agency Assets	4.59
Interest Rate Swaps	-3.92
Net Balance Sheet Duration	**0.66**

	Amount (millions)	Current Paying %	Total Hedge %
Assets	$ 15,570.9	38.7%	79.6%
Net Repo Balance	$ 12,829.8	47.0%	96.7%

Duration estimates are derived from third-party software. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. If rates decline, the value of our derivatives will typically decline. Inversely, if rates increase, the value of our derivatives will typically increase.

(1) The duration contribution to the balance sheet is based on effective duration and market value.

Information as of 9/8/2015. Portfolio value is based on independent third-party pricing. Portfolio information includes all forward settling trades. Some totals may not foot due to rounding.

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ARMOUR Hedge Portfolio 8 Information as of 9/8/2015. Some totals may not foot due to rounding. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 0-12 Months 7 3,000.0$ 1.22 Interest Rate Swap 13-24 Months 23 350.0$ 0.63 Interest Rate Swap 25-36 Months 29 300.0$ 1.00 Interest Rate Swap 37-48 Months 0 -$ 0.00 Interest Rate Swap 49-60 Months 0 -$ 0.00 Interest Rate Swap 61-72 Months 0 -$ 0.00 Interest Rate Swap 73-84 Months 0 -$ 0.00 Interest Rate Swap 85-96 Months 90 1,375.0$ 2.11 Interest Rate Swap 97-108 Months 0 -$ 0.00 Interest Rate Swap 109-120 Months 112 1,000.0$ 2.66 Interest Rate Swap 121-132 Months 0 -$ 0.00 Interest Rate Swap 132-144 Months 0 -$ 0.00 Total or Weighted Average 45 $ 6,025.0 1.62 Forward Starting Weighted Average Months to Start Weighted Average Underlying Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 8 24 400.0$ 1.29 Interest Rate Swap 2 9 2 350 47 Interest Rate Swap 6 72 1,025.0$ 2.05 Interest Rate Swap 9 84 250.0$ 2.28 Interest Rate Swap 7 120 2,350.0$ 2.29 Total or Weighted Average 5 79 $ 6,375.0 1.89

ARMOUR Portfolio Constant Prepayment Rates (“CPR”) 9 ARMOUR expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

ARMOUR REPO Composition

REPO Counter-Party[1]		Principal Borrowed (millions)	Percentage of REPO Positions with ARMOUR	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1 ICBC Financial Services LLC	$	941.6	7.3%	38	16	31
2 BNP Paribas Securities Corp.	$	921.6	7.1%	125	21	51
3 Morgan Stanley & Co. LLC	$	904.8	7.0%	32	14	27
4 Mitsubishi UFJ Securities (USA), Inc.	$	904.7	7.0%	52	21	55
5 Wells Fargo Securities	$	857.1	6.6%	31	16	30
6 Merrill Lynch, Pierce, Fenner & Smith Inc.	$	804.2	6.2%	45	15	35
7 Citibank, N.A.	$	700.0	5.4%	366	124	188
8 J.P. Morgan Securities LLC	$	623.4	4.8%	49	6	10
9 The Bank of Nova Scotia	$	617.3	4.8%	34	22	52
10 ING Financial Markets LLC	$	510.2	3.9%	30	21	30
11 E D & F Man Capital Markets Inc.	$	490.6	3.8%	88	5	16
12 Royal Bank of Canada	$	471.8	3.6%	58	19	36
13 ABN AMRO Bank N.V.	$	457.1	3.5%	107	43	94
14 KGS-Alpha Capital Markets, L.P.	$	384.6	3.0%	52	7	8
15 Daiwa Securities America Inc.	$	378.0	2.9%	56	3	10
16 UBS Securities LLC	$	369.2	2.8%	29	7	7
17 Societe Generale	$	364.2	2.8%	46	12	17
18 The Bank of New York Mellon	$	350.0	2.7%	364	18	22
19 Nomura Securities International, Inc.	$	277.7	2.1%	27	8	17
20 Mizuho Securities USA Inc.	$	273.6	2.1%	92	9	9
21 Natixis Financial Products LLC	$	248.4	1.9%	50	30	62
22 South Street Securities LLC	$	227.5	1.8%	31	16	16
23 CRT Capital Group LLC	$	209.4	1.6%	30	15	15
24 Barclays Capital Inc.	$	195.8	1.5%	91	5	9
25 Deutsche Bank Securities Inc.	$	133.0	1.0%	31	23	30
26 Guggenheim Securities, LLC	$	128.9	1.0%	60	38	38
27 Federal Home Loan Bank of Des Moines	$	100.0	0.8%	91	87	87
28 Citigroup Global Markets Inc.	$	95.4	0.7%	31	16	16
29 Pierpont Securities LLC	$	41.0	0.3%	30	8	8
Total or Weighted Average	$	12,980.8	100.0%	79	23	

Weighted Average Repo Rate	0.42%
Weighted Average Haircut	4.78%

September Paydowns	(151.0)
Net REPO after Paydowns	12,829.8
Debt to Q2 2015 Shareholders' Equity Ratio	8.1

(1) ARMOUR has 38 lending counterparties.

Information as of 9/8/2015.
Some totals may not foot due to rounding.

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11 www.armourreit.com ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340